United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2025

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2025, the Chilean subsidiaries of Limoneira Company (the “Company”), Fruticola Pan de Azucar S.A. (“Azucar”) and Agricola San Pablo SpA (“San Pablo” and together with Azucar, the “Sellers”), each entered into a Purchase and Sale Agreement and Novation Agreement (collectively, the “Purchase Agreements”) with San Pedro, SpA, a Chilean joint stock company (the “Buyer”) pursuant to which the Sellers sold, and the Buyer purchased, certain real estate parcels consisting of a total of 500 acres of lemons, 100 acres of oranges and other unplanted lands including water rights associated with the parcels for an aggregate purchase price of $14,967,190. The transactions closed upon transfer of the deeds simultaneously with the execution of the Purchase Agreements.

After a period of 60-90 days to record the transactions, which period is customary in Chilean real estate transactions, the Buyer will make an initial payment to the Sellers in the aggregate amount of $6,800,000. The remainder of the Buyer’s payment obligations, in the aggregate amount of $8,167,190, will be made in installment payments to the Sellers in amounts that will be calculated based on the excess free cash flows of the combined operations of the sold properties and the Buyer’s citrus ranch operations, Fruticola Bellavista SpA, measured annually as of March 31 until the remaining balance is paid in full (the “Balance Payments”). Following the final Balance Payment, the Buyer will also make an additional payment to the Sellers, in an amount equal to 50% of the prior year’s Balance Payment. The Buyer’s payment obligations are secured by a pledge on its corporate equity interests in favor of the Sellers.

The foregoing description of the transactions contemplated by the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated into this Item 1.01 by reference. Exhibits 10.1, 10.2, 10.3 and 10.4 have been translated from the original Spanish. If any discrepancy exists between the official Spanish versions and the English translations filed hereto, the official Spanish versions shall prevail.

Item 8.01	Other Events

On November 13, 2025, the Company issued a press release announcing the sale of its Chilean properties. The foregoing description of the press release is qualified entirely by reference to the complete text of the press release furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	Purchase and Sale Agreement, dated November 7, 2025 by and between Agricola San Pablo SpA and San Pedro, SpA.
10.2	Purchase and Sale Agreement, dated November 7, 2025 by and between Fruticola Pan de Azucar S.A. and San Pedro, SpA.
10.3	Novation Contract, dated November 7, 2025 by and between Agricola San Pablo SpA and San Pedro, SpA
10.4	Novation Contract, dated November 7, 2025 by and between Fruticola Pan de Azucar S.A. and San Pedro, SpA
99.1	Press Release, dated November 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2025		LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer